EXHIBIT 10.3

EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 1st day of February 2008, by and between UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a Delaware corporation (the “Company”), and Clarence M. McAninch (the “Employee”).

WITNESSETH:

In consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Employee agree as follows:

Article 1. - Employment

1.1. Employment. The Company agrees to employ Employee, and Employee agrees to serve the Company, for the period stated in Article 2 hereof (the “Term of Employment”) and upon the other terms and conditions herein provided.

1.2. Position and Responsibilities. The Company employs Employee, and Employee agrees to serve at the direction of the Board of Directors of the Company during the Term of Employment.

1.3. Duties. During the Term of Employment, Employee shall devote all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder.

Article 2. - Term

The term (the “Term”) of this Agreement shall commence on the date hereof and expire on May 20, 2008, unless this Agreement shall have been sooner terminated as hereinafter set forth.

Article 3. - Compensation

3.1. Salary. As compensation to the Employee for the performance of services hereunder, the Company shall pay to the Employee a base monthly salary (the “Salary”) of $17,250.00. Installments of the Salary shall be paid to the Employee in accordance with the standard procedure of the Company, which at the present time is once every two weeks. During the period of this Agreement,

3.2. Reimbursement of Expenses. The Company will reimburse the Employee for those customary and necessary business expenses incurred by him in the performance of his duties and activities on behalf of the Company. Except as provided in this Agreement, such expenses will be reimbursed only on presentation by the Employee of appropriate documentation to substantiate such expenses pursuant to the policies and procedures of the Company governing reimbursement of business expenses to its Employees.

3.3. Participation in Plans. The Employee shall be entitled to participate in any life, medical, dental, health, hospitalization, travel, accident and/or disability insurance plans and in any

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sick leave and/or salary continuation plan, vacation, holiday pay, retirement or employee benefit plan or program generally offered by the Company to its salaried employees. Employee may remain in the employee group health care plan until May 31, 2008.

Article 4. - Termination of Employment

4.1. Definitions. For the purposes hereof:

(a) “Disability” shall be deemed to have occurred when the Employee is eligible, due to a health condition, to collect benefits under the Company’s short term disability plan and has been determined by the Board of Directors to be unable to perform substantially the duties associated with the Employees position for a period of three months.

(b) “Cause” shall mean any of the following: (i) Employee's personal dishonesty or willful misconduct; (ii) Employee's willful violation of any law or material rule or regulation, provided that such violation is demonstrably injurious to the assets, operations or business prospects of the Company; (iii) the conversion or embezzlement for the personal benefit of the Employee of corporate funds or property or a material business opportunity of the Company; (iv) the misuse by the Employee for his personal benefit of any trade secrets or other information of the Company in violation of the provisions of Article 7 of this Agreement; or (v) Employee's material breach of any other provision of this Agreement which is not cured within thirty (30) days of receipt of notice of such breach from Company.

(c) “Good Reason” shall, absent the Employee’s consent to such action, mean the occurrence of any one of the following: (i) any breach by the Company of a material obligation under this Agreement; (ii) a material reduction by the Company in the Employee’s Salary, except for proportional across-the-board salary reductions similarly affecting all Employees of the Company; or (iii) any material reduction by the Company of the benefits, taken as a whole, enjoyed by the Employee on the date of this Agreement under any savings, life insurance, medical, health and accident, disability or other employee welfare benefit plans or programs, including vacation programs, provided that this paragraph (iii) shall not apply to any proportional across the board reduction or action similarly affecting all senior Employees of the Company.

Notwithstanding the foregoing, no event of “Good Reason” shall be deemed to have occurred unless Employee provides to the Chairman of the Compensation Committee of the Board of Directors of the Company written notice of the facts and circumstances which Employee believes constitutes Good Reason under this Section 4.1(c) within 30 days of such initial occurrence and such facts and circumstances are not corrected or otherwise cured by the Company within thirty (30) days of receipt thereof. Termination by Employee for Good Reason must occur within 90 days of the initial occurrence of the Good Reason event.

(d) “Notice of Termination” shall mean written notice which shall indicate the specific termination or resignation provisions in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination or resignation under the provision so indicated and the Company shall submit to the Employee a certified statement signed by the Chairman of the Compensation Committee of the Board of Directors of the Company approving such termination in the case of a Termination by the Company for Cause or Without Cause.

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(e) “Date of Termination” shall mean the date specified in the Notice of Termination as the effective date the Employee’s employment is terminated for any reason or the Employee’s effective date of resignation, which ever is earlier.

Article 5. - Compensation Upon Termination

5.1. Death. If the Employee’s employment hereunder terminates by reason of his death, his beneficiaries shall be entitled to receive from the Company such amounts as are then provided pursuant to plans, programs or arrangements currently in effect or as approved from time to time by the Board of Directors.

5.2. Disability. If the Employee’s employment hereunder terminates by reason of his Disability, the Employee shall be entitled to receive such amounts as are then provided pursuant to Company’s then existing disability plans, programs or arrangements. Notwithstanding any provisions herein to the contrary, the Employee shall be entitled to receive all benefits to which the Employee is entitled as a terminated employee under the terms of any of the Company’s qualified employee benefit plans and any other plan, program or arrangement relating to retirement or other benefits including, without limitation, any employee stock ownership plan or any plan now in effect or which is established (with approval of the Board of Directors) as a supplement to any of the aforenamed plans, except as otherwise provided in such plans as a result of the Employee’s termination of employment.

5.3. Cause. If the Employee’s employment hereunder is terminated by the Company for Cause, the Company shall pay to the Employee his full base Salary through the Date of Termination but at a rate no greater than that in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Employee under this Agreement.

5.4. By the Company Without Cause or by the Employee by Resignation for Good Reason. If the Employee’s employment hereunder is terminated by the Company without Cause or is terminated by the Employee pursuant to his resignation for Good Reason, then the Employee shall be entitled to the benefits provided below, which shall constitute complete satisfaction of the obligations of the Company to the Employee under this Agreement:

(a) The Company shall pay the Employee his full base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given.

(b) Subsequent to the Date of Termination, the Company shall pay as severance pay to the Employee, his full base salary through May 20, 2008, at the rate in effect at the time Notice of Termination is given, paid on the Company’s regular pay date schedule. Such payment shall be less applicable taxes and mandatory deductions.

(c) The Company will provide health care benefits under the group policies covering the other corporate employees covering Medical, Dental, Vision and Prescription Drugs, subject to any changes made to the group policies, as provided prior to the Date of Termination for the Employee and eligible dependents, that were covered prior to any Date of Termination, until May 31, 2008 at no cost to the Employee. This period will not reduce the eligible COBRA period.

(d) The Employee shall not be required to mitigate the amount of any payments provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, or otherwise.

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(e) Notwithstanding any provisions herein to the contrary, the Employee shall be entitled to receive all benefits to which the Employee is entitled as a terminated employee under the terms of any of the Company’s qualified employee benefit plans and any other plan, program or arrangement relating to retirement or other benefits including, without limitation, any employee stock ownership plan or any plan now in effect or which is established (with approval of the Board of Directors) as a supplement to any of the aforenamed plans, except as otherwise provided in such plans as a result of the Employee’s termination of employment.

Article 6. - Duties of Employee After

Termination of Employment

Following any termination of Employee’s employment and for a period of ninety (90) days thereafter, the Employee shall fully cooperate with the Company in all matters relating to the winding up and orderly transfer of the Employee’s work on behalf of the Company. Not later than the effective date of any termination of the employment, the Employee will immediately deliver to the Company any and all of the Company’s property of any kind or nature whatsoever in the Employee’s possession, custody or control, including, without limitation any and all Confidential Information as that term is defined in Section 7 of this Agreement.

Article 7. - Confidential Information; Invention Assignment

7.1. Confidential Relationship. Employee understands and agrees that all company manuals, company policies, marketing plans and surveys, product designs, schematics, specifications and product location and installation data, formulae, processes, methods, machines, compositions, customer information, ideas, inventions, financial information and plans of the Company and all records, correspondence, files, customer lists, data and other information pertaining to or concerning the Company, its principals, vendors and customers (collectively the “Confidential Information”) contain valuable confidential information that is owned by the Company, and, therefore, that during the period of employment hereunder and at all times thereafter, Employee shall not utilize such Confidential Information for his own benefit or for the benefit of any person or entity other than the Company, nor shall he divulge or communicate any such Confidential Information to any person or entity without the express authorization of the Company. Confidential Information shall not include any information that is or becomes generally available to the public other than as a result of a disclosure by Employee. The Employee agrees that, on the termination of his employment, he will immediately surrender to the Company any and all Confidential Information in his possession pertaining to the Company and its business.

7.2. Assignment of Rights. All inventions, discoveries, designs, developments, technology, computer programs, writings and reports that are made or conceived of by the Employee in the course of his employment with the Company, whether or not patentable or copyrightable, shall become and remain the sole property of the Company without additional compensation to Employee. The Employee recognizes that all such works shall be considered works-for-hire and hereby transfers and assigns any right, title, copyright and interest that Employee acquires in such works to the Company and will, from time to time, give the Company all reasonable assistance, execute all papers and do all things that may reasonably be required to protect and preserve the rights of the Company in such works.

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7.3. No Breach of Other Obligations. The Employee represents that, in the course of performing services for the Company, he will not breach any agreement he may have with others with respect to confidential information, and will not bring to the Company or use in any way any materials or documents obtained from others under an agreement of confidentiality.

Article 8. - Source of Payments

All payments provided for under this Agreement shall be paid in cash from the general funds of the Company and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No trust or fiduciary relationship with respect to payments shall be deemed created hereby and, to the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the rights of a general creditor of the Company.

Article 9. - Miscellaneous

9.1. Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

9.2. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

Chairman of the Compensation Committee

of the Board of Directors

c/o Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, PA 15017

To the Employee:

Clarence M. McAninch

113 Huron Drive

Carnegie, PA 15106

Any such notice or communication shall be sent by certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

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9.3. Assignment; Agreement. This Agreement shall be binding upon and inure to the benefit of the heirs and personal representatives of the Employee and the successors and assigns of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Employee.

9.4. Entire Agreement; Amendment. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended or any provision hereof waived at any time only by written agreement of the parties hereto.

9.5. Governing Law. This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provisions of such laws.

9.6. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision that is not held so invalid, and the remainder of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

9.7. Headings. The Article and Section headings in this Agreement are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

9.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the day and year first written above.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Dennis M. Oates
Title:	President and Chief Executive Officer

EMPLOYEE

/s/ Clarence M. McAninch
Clarence M. McAninch

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